Exhibit 10.2
FIFTH AMENDMENT TO
CERTAIN OPERATIVE AGREEMENTS
     THIS FIFTH AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS (this “Amendment”), dated as of September 23, 2005, is by and among WEST FACILITIES CORPORATION, a Delaware corporation (the “Lessee”); WEST CORPORATION, a Delaware corporation (“West Corp.”), and the various entities which are parties to the Participation Agreement (hereinafter defined) from time to time as guarantors (individually, a “Guarantor” and collectively, the “Guarantors”); WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the “Borrower” or the “Lessor”); the various banks and other lending institutions which are parties to the Participation Agreement from time to time as lenders (subject to the definition of Lenders in Appendix A to the Participation Agreement, individually, a “Lender” and collectively, the “Lenders”); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in Appendix A to the Participation Agreement, and the rules of usage set forth in Appendix A to the Participation Agreement shall apply herein.
W I T N E S S E T H
     WHEREAS, the parties to this Amendment are parties to that certain Participation Agreement dated as of May 9, 2003, as amended by the First Amendment to Certain Operative Agreements and Waiver dated as of October 31, 2003, as further amended by the Second Amendment to Certain Operative Agreements dated as of January 22, 2004 and as further amended by the Fourth Amendment to Certain Operative Agreements dated as of November 15, 2004 (as amended, modified, supplemented or restated from time to time, the “Participation Agreement”).
     WHEREAS, the Guarantors are parties to that certain Guaranty dated as of May 9, 2003, as amended by the Fourth Amendment to Certain Operative Agreements dated as of November 15, 2004 (as amended, modified, supplemented or restated from time to time, the “Guaranty”).
     WHEREAS, the parties to this Amendment have agreed to the amendments set forth herein, subject to terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO PARTICIPATION AGREEMENT
          1.1 Restrictions on Mergers and Consolidations. Section 8B.4(b)(ii) of the Participation Agreement is hereby amended and restated in its entirety to read as follows:
(ii) consummate any transaction of merger or consolidation, except for (A) Investments or acquisitions (including Permitted Acquisitions) permitted pursuant to Section 8B.5, and (B) the merger or consolidation of a GCA Credit Party or other Subsidiary with and into another GCA Credit Party, provided that if the Parent is a party thereto, the Parent will be the surviving corporation.
          1.2 Restricted Payments. Section 8B.10 of the Participation Agreement is hereby amended and restated in its entirety to read as follows:
8B.10 Restricted Payments.
          Each of the GCA Credit Parties will not, nor will it permit any GCA Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the common stock or equivalent equity interests of such Person, (b) to make dividends or other distributions payable to the Parent or any wholly owned GCA Subsidiary of the Parent that is a Credit Party (directly or indirectly through GCA Subsidiaries), (c) to make dividends or other distributions payable to any minority equity owner of a GCA Subsidiary in an aggregate amount not to exceed such minority equity owner’s equity interest in earnings for the current fiscal year and undistributed earnings from prior fiscal years, (d) to purchase shares of Capital Stock of the Parent pursuant to the Call Options, (e) to make all payments required under the Convertible Senior Notes and (f) to make other Restricted Payments so long as, in the case of this subsection (f), (i) no Default or Event of Default exists either immediately before or after giving effect to any such Restricted Payment and (ii) the GCA Credit Parties shall be in compliance with each of the financial covenants set forth in Section 8A.9 after giving effect to any such Restricted Payment on a pro forma basis.
          1.3 Definitions.
          (a) The definitions of Call Options and Convertible Senior Notes are hereby added to Appendix A of the Participation Agreement to read as follows:
          “Call Options” shall mean call options purchased by the Parent, which call options will be exercisable by the Parent upon the conversion of any of the Convertible Senior Notes and will allow the Parent to purchase shares of its Capital Stock in an amount equal to the Parent’s obligation to issue shares of its Capital Stock under the Convertible Senior Notes.

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          “Convertible Senior Notes” shall mean convertible senior notes in an aggregate principal amount not to exceed $195,000,000 and with a term not to exceed approximately three (3) years, issued by the Parent pursuant to an indenture or purchase agreement on terms reasonably satisfactory to the Agent.
          (b) The definition of “Change of Control” in Appendix A of the Participation Agreement is hereby amended and restated in its entirety to read as follows:
          “Change of Control” shall mean any Person or two or more Persons acting in concert (other than members of the West Family Group) shall have acquired, directly or indirectly, by contract or otherwise, Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Parent.
          (c) The definition of Consolidated Fixed Charge Coverage Ratio in Appendix A of the Participation Agreement is hereby amended and restated in its entirety to read as follows:
          “Consolidated Fixed Charge Coverage Ratio” shall mean, as of the end of each fiscal quarter of the Consolidated Group for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the ratio of (i) Consolidated EBITDA for the applicable period minus Consolidated Capital Expenditures for the applicable period to (ii) the sum of, without duplication, Consolidated Interest Expense for the applicable period plus Scheduled Funded Debt Payments for the applicable period plus payments made in connection with earnout obligations for the applicable period to the extent permitted hereunder plus cash taxes paid during the applicable period plus Restricted Payments made in accordance with the terms of Sections 8B.10(e) and (f) during the applicable period.
          (d) Clause (i) of the definition of Permitted Investments in Appendix A of the Participation Agreement is hereby amended and restated in its entirety to read as follows:
     (i) cash, Cash Equivalents, Call Options and the purchase of shares of Capital Stock upon exercise of such Call Options;
ARTICLE II
AMENDMENT TO GUARANTY
Section 3(i)(IV) is hereby deleted in its entirety and replaced with the following:
          (IV) consummate any transaction pursuant to any agreement, any term or condition of which would, if complied with by such Guarantor, result in a Default or Event of Default either immediately or upon the elapsing of time; and

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ARTICLE III
CONDITIONS TO EFFECTIVENESS
     3.1 Closing Conditions.
     This Amendment shall become effective as of the date hereof (the “Fifth Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Agent):
          (a) Executed Amendment. The Agent shall have received a copy of this Amendment duly executed by the Borrower, the Agent, the Majority Secured Parties and the Credit Parties.
          (b) Other. The Agent shall have received such other documents, agreements or information which it may reasonably request relating to the Credit Parties and the transactions contemplated by this Amendment and any other matters relevant hereto and thereto, all in form and substance satisfactory to the Agent in its sole good faith discretion.
ARTICLE IV
MISCELLANEOUS
     4.1 Amended Terms. All references to the Participation Agreement in each of the Operative Agreements shall hereafter mean the Participation Agreement as amended by this Amendment. All references to the Guaranty in each of the Operative Agreements shall hereafter mean the Guaranty as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Operative Agreements are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.
     4.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows as of the date hereof:
          (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
          (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
          (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection

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with the execution, delivery or performance by such Person of this Amendment, except any filing required to be made by the Parent pursuant to the Securities Exchange Act of 1934, as amended, as a result of this Amendment.
     (d) The representations and warranties set forth in Section 6.2 and 6.3 of the Participation Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
     4.3 Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Operative Agreements.
     4.4 Operative Agreement. This Amendment shall constitute an Operative Agreement under the terms of the Participation Agreement.
     4.5 Entirety. This Amendment and the other Operative Agreements embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
     4.6 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.
     4.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.
     4.8 Submission to Jurisdiction; Service of Process; Waiver of Jury Trial; Venue, Etc. The jurisdiction, service of process, waiver of jury trial, venue and other provisions set forth in Section 12.7 of the Participation Agreement are hereby incorporated by reference, mutatis mutandis.
     4.9 Fees. The Lessee agrees to pay all fees and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and expenses of Moore & Van Allen PLLC.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

LESSEE:	WEST FACILITIES CORPORATION, a Delaware corporation

	By:	/s/ Paul M. Mendlik

	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer
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PARENT:	WEST CORPORATION, a Delaware corporation

	By:	/s/ Paul M. Mendlik

	Name:	Paul M. Mendlik
	Title:	Chief Financial Officer
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GUARANTORS:	WEST CORPORATION, a Delaware corporation

WEST TELEMARKETING CORPORATION II, a Delaware corporation

WEST INTERACTIVE CORPORATION, a Delaware corporation

NORTHERN CONTACT, INC., a Delaware corporation

INTERCALL, INC., a Delaware corporation

INTERCALL TELECOM VENTURES, LLC, a Delaware limited liability company

CONFERENCECALL.COM, INC., a Delaware corporation

WEST RECEIVABLE SERVICES, INC., a Delaware corporation

WEST ASSET MANAGEMENT, INC., a Delaware corporation

	By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik
Title: Chief Financial Officer
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WEST INTERNATIONAL ASSET MANAGEMENT, LLC, a Nevada limited liability company

BUYDEBTCO, LLC, a Nevada limited liability company

THE DEBT DEPOT, LLC, a Delaware limited liability company

ASSET DIRECT MORTGAGE, LLC, a Delaware limited liability company

WEST TELEMARKETING, LP, a Delaware limited partnership

By:	West Transaction Services, LLC,
its General Partner

WEST TRANSACTION SERVICES, LLC, a Delaware limited liability company

WEST TRANSACTION SERVICES II, LLC, a Delaware limited liability company

WEST BUSINESS SERVICES, LP, a Delaware limited partnership

By:	West Transaction Services, LLC,
its General Partner

WEST ASSET PURCHASING, LLC, a Nevada limited liability company

ECI CONFERENCE CALL SERVICES LLC, a Delaware limited liability company

By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik
Title: Manager

WEST DIRECT, INC., a Delaware corporation

By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik
Title: Treasurer
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WACHOVIA DEVELOPMENT CORPORATION, as the Borrower and as the Lessor

By:	/s/ Evander S. Jones, Jr.

Name: Evander S. Jones, Jr.
Title: Director
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WACHOVIA BANK, NATIONAL ASSOCIATION, as the Agent

By:	/s/ Mark B. Felker

Name:	Mark B. Felker
Title:	Managing Director
Wachovia Bank, National Association
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WACHOVIA CAPITAL INVESTMENTS, INC., as a Lender

By:	/s/ Alan Ma, Treasurer

Name: Alan Ma
Title: Vice President
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